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                                                                    Exhibit 10.1

JANUARY 2004


                          DATED          2004





                      (1) REHAB NET GAMES LIMITED

                      (2) LOTTERY NETWORK SERVICES LIMITED





                          INTERNET OPERATING AGREEMENT





                                MCCANN FITZGERALD
                                   Solicitors
                              2 Harbourmaster Place
                     International Financial Services Centre
                                    Dublin 1
                                  PIM\656522.14

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                                    CONTENTS

                                                                         Page

1.   Interpretation........................................................1

2.   Licence of Brandnames.................................................5

3.   Duties of LNS.........................................................5

4.   Duties of Rehab.......................................................8

5.   Condition Precedent...................................................8

6.   Financial Provisions..................................................8

7.   Intellectual Property.................................................9

8.   Confidentiality......................................................10

9.   Force Majeure........................................................10

10.  Indemnification......................................................11

11.  Assignment and Transfer..............................................11

12.  Commencement and Term................................................12

13.  Summary Termination..................................................12

14.  Consequences of Termination..........................................13

15.  Nature of Agreement..................................................14

16.  Severability.........................................................14

17.  Communications.......................................................14

18.  Miscellaneous........................................................16

19.  Applicable Law.......................................................16

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THIS AGREEMENT made the          day of                             2004
BETWEEN

(1) REHAB NET GAMES LIMITED having its registered office at Rehab House, Blackhall Court, Dublin 7 ("REHAB"); and

(2) LOTTERY NETWORK SERVICES LIMITED having its registered office at G9, Calmount Park, Ballymount, Dublin 12 ("LNS")

WHEREAS

(A) Rehab has an expertise in aiding the organisation of lotteries in accordance with the Statutes and has devised and developed lottery games known as "REHAB LOTTERY GAMES" and services for the design, distribution and marketing of such lottery games.

(B) LNS is a company which has developed an expertise in the establishment, design, operation, distribution and management of lottery games for the Internet and Mobile Phones.

(C) LNS is desirous of contracting with Rehab to provide it with the Rehab Content Site on the LNS Website and the creative and technical support required to operate and market the aforesaid Rehab Content Site on the LNS Website subject to the terms and conditions set out herein.

(D) LNS is desirous of contracting with Rehab to use the Brandnames on the LNS Website to promote the LNS Lottery Games on the Rehab Content Site upon the terms and subject to the conditions set out herein.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1  In this Agreement, unless the context otherwise requires:

     "ADVERTISING COSTS"           means all reasonable costs relating to the
                                   promotion of the Rehab Content Site
                                   including, without limitation, such promotion using the media of television, radio, print publications and/or the Internet for the applicable calendar month;

     "ALLADDIN"                    means Alladdin Limited, a company registered
                                   in England and Wales under company number
                                   3417225;

     "ALLADDIN'S FEES"             means the Monthly Charge, the Gross Fee and
                                   the Net Fee as defined in the Alladdin
                                   Contract;

     "ALLADDIN CONTRACT"           means the management services agreement
                                   between LNS and Alladdin, dated 1 July 2003;

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     "BRANDNAMES"                  means "www.rehablotteries.com",
                                   "rehab-lotteries.com", "Irish Rehab
                                   Foundation" "Rehab Lottery Games", "Rehab
                                   Lotteries", "Rehab Net Games" and "Rehab" and such other Rehab brandnames as may be agreed in writing between the parties;

     "BUSINESS DAY"                means a day other than a Saturday or Sunday
                                   in Ireland on which banks are generally open for business in Dublin;

     "CASH MANAGEMENT COSTS"       means Alladdin's Fees and bank credit card
                                   merchant fees and clearance fees, foreign currency exchange charges, bad debts, chargebacks and/or any other bank charges reasonably incurred by LNS in the performance of its obligations under this Agreement for the applicable calendar month;

     "CHARITIES"                   means one or more charitable organisations
                                   which have decided to assist the furtherance of their charitable purposes by raising money through a lottery organised in accordance with the provisions of the Statutes;

     "DATA PROCESSING SERVICES
     AGREEMENT"                    means the data processing services agreement
                                   to be entered into by the parties and
                                   Alladdin in the agreed form;

     "FORCE MAJEURE"               means, in relation to any party, any
                                   circumstances beyond the reasonable control of that party including, without limitation, any strike, lock-out or other form of industrial action;

     "GROUP COMPANY"               means Rehab, any holding company or
                                   subsidiary of Rehab and any other subsidiary of the holding company of Rehab;

     "GROSS NET PROCEEDS"          means the Gross Proceeds after the deduction
                                   of the Prize Payout and Cash Management
                                   Costs;

     "GROSS PROCEEDS"              means the proceeds of all sales of LNS
                                   Lottery Games on the Rehab Content Site for the applicable calendar month;

     "INTELLECTUAL PROPERTY"       means the expertise which Rehab and its
                                   holding company have developed in devising
                                   Rehab Lottery Games, the procedures which have been developed to ensure that Rehab
                                   Lottery Games comply with the requirements of the Statutes,


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                                   the use of the names
                                   "www.rehablotteries.com",
                                   "rehablotteries.com", "Irish Rehab
                                   Foundation" "Rehab Lottery Games", "Rehab
                                   Lotteries", "Rehab Net Games", and "Rehab", the use of distinctive marks and logos and all other trade marks and trade names of Rehab and its holding company;

     "INTERNET"                    means the international network of computers
                                   and computer networks including what is
                                   commonly known as the World Wide Web;

     "LICENCE"                     means the licence granted by Rehab to LNS
                                   pursuant to Clause 2.1 herein;

     "LNS COMMISSION"              means the sum calculated in accordance with
                                   Clause 6.2 and which is payable by Rehab to LNS for distribution and marketing services provided by LNS hereunder;

     "LNS LOTTERY GAMES"           means the lottery games owned or licensed to
                                   and operated and managed by LNS on the LNS
                                   Website accessed through the Rehab Content
                                   Site referred to in Clause 3.8 herein and/or incorporating the Brandnames and as approved by Rehab under the Procedures Manuals;

     "LNS WEBSITE"                 means the website operating under the
                                   internet domain name "www.gelotto.com" and such other internet domain names as may be agreed in writing between the parties;

     "MOBILE PHONES"               means phones using wireless communication
                                   systems;

     "NET PROCEEDS"                means the Gross Net Proceeds after deduction
                                   therefrom of the Advertising Costs;

     "PRINCIPAL AGENCY AGREEMENT"  means the agreement which exists between
                                   Rehab or its holding company and the
                                   Charities to use Rehab Lottery Games as a means of raising funds for the Charity;

     "PRIZE PAYOUT"                means the sums paid out to players by LNS
                                   and/or Rehab under the LNS Lottery Games operated by LNS on the Rehab Content Site for the applicable calendar month;

    "PROCEDURES MANUALS"           means the manuals which will be agreed by the
                                   parties prior to the commencement of LNS
                                   Lottery Games on the Rehab Content Site and


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                                   which will inter alia set out the procedures
                                   and rules and regulations governing the
                                   operation of the LNS Lottery Games on the Rehab Content Site (including without limitation the theme, graphics and prize structures in respect thereto) as same are amended by agreement between the parties from time to time;

     "QUARTER"                     refers to the three month periods, in any one
                                   year, ending on 31 March, 30 June, 30
                                   September and 31 December;

     "REHAB CONTENT SITE"          means the Rehab content site accessed through
                                   www.rehablotteries.com on the LNS Website and maintained by LNS pursuant to the terms and conditions of this Agreement, including without limitation Clause 3.8;

     "REHAB DISCLAIMER"            means the disclaimer to appear adjacent to
                                   the Brandnames on the LNS websites in a form to be agreed by Rehab and included in the Procedures Manuals;

     "REHAB LOTTERY GAMES"         means all lottery games and other games,
                                   using the Intellectual Property, distributed and marketed for sale by Rehab on behalf of the Charities in accordance with the Principal Agency Agreement;

     "RESTRICTED INFORMATION"      means any information which is disclosed to
                                   LNS by Rehab pursuant to or in connection with this Agreement whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such;

     "STATUTES"                    means the Gaming and Lotteries Act, 1956 (as
                                   amended), Periodical Lotteries Regulations
                                   1961 and 1966, S.I. No. 212 1961/ and S.I.
                                   No. 32/1966 respectively, the National
                                   Lottery Act, 1986, the Lottery Prizes
                                   Regulation 1987 (S.I. No. 72 of 1987);

     "TERRITORY"                   means the Republic of Ireland.

1.2 Any reference in this Agreement to "writing" or cognate expressions includes a reference to telex, cable, facsimile transmission or comparable means of communication and reference to "holding company" has the meaning in the Companies Act, 1963.

1.3 Any reference in this Agreement to the Statutes or any statute or statutory provision shall be deemed to include any statute or statutory provision which amends, extends,


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     consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same and shall include any order, regulations, instruments or other subordinate legislation made under the relevant statutes.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.5 A reference to a document in the "agreed form" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of each party to this Agreement.

2.   LICENCE OF BRANDNAMES

2.1 Subject to the conditions in Clause 5 herein, Rehab hereby grants LNS a licence to use the Brandnames on the Rehab Content Site on the LNS Website and LNS agrees to accept the Licence subject to the terms and conditions of this Agreement. The Parties acknowledge and agree that, subject to and in accordance with the terms of this Agreement, during the term of this Agreement the Rehab Content Site shall be used exclusively to operate the LNS Lottery Games.

2.2 For the duration of this Agreement, LNS will not either directly or indirectly be concerned or interested in or enter into any other internet operations agreement with any other person, charity or corporate body located or operating in the Territory to promote, market, advertise, produce, procure, issue, distribute or sell lotteries on the Internet. For the avoidance of doubt this Clause 2.2 does not preclude persons resident in the Territory purchasing entries in LNS Lottery Games.

2.3 It is expressly agreed and understood that LNS or any of its employees or agents must not purport to incur any liability on behalf of Rehab or pledge Rehab's credit or to make any contract binding on Rehab.

2.4 For the avoidance of doubt Rehab shall not be liable to LNS for any costs or expenses incurred by LNS in the exercise of its duties pursuant to Clause 3.1 or arising out of or in connection with providing computer hardware or software for the purposes of this Agreement or LNS's development costs.

2.5 For the avoidance of doubt, LNS hereby acknowledges and undertakes to Rehab not to use the Brandnames on any website other than Rehab Content Site on the LNS Website without the prior written consent of Rehab.

2.6 The parties acknowledge and agree that at any time during the term of this Agreement the parties may enter into good faith negotiations to agree the terms and conditions upon which Rehab may licence, on a non-exclusive basis, all or any of the Brandnames to LNS for use on Mobile Phones.

3.   DUTIES OF LNS

3.1 At the date of this Agreement, LNS has completed the establishment of the LNS Website and the Rehab Content Site which incorporates the LNS Lottery Games and the Brandnames.


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3.2  Using due care and diligence in the preparation of the Procedures Manuals and in the performance of its duties hereunder LNS shall at all times during the continuance of this Agreement provide Rehab with a range of services including but not limited to:

     (i) providing the LNS Lottery Games on the Rehab Content Site in a manner which subject to Clause 3.8 will grant all Internet users access to the Rehab Content Site on the Internet and enable any such Internet users to play the LNS Lottery Games as selected by Rehab;

     (ii) providing LNS Lottery Games on the Rehab Content Site of a standard and content acceptable to Rehab and in compliance with the Procedures Manuals;

     (iii) securely facilitating the transfer of money in respect of entry into the LNS Lottery Games on the Rehab Content Site in accordance with instructions from time to time as may be given by Rehab;

     (iv) securely facilitating the payment of prizes in respect of the LNS Lottery Games to players on the Rehab Content Site in accordance with instructions from time to time given by Rehab;

     (v) providing and maintaining all systems, software and technical support necessary to ensure the availability of the LNS Lottery Games on the Rehab Content Site on a continuous basis during the term of this Agreement;

     (vi) distributing LNS Lottery Games only through the Internet and subject to agreement by the parties pursuant to Clause 2.6 by means of Mobile Phones;

     (vii) employing or procuring the services of and remunerating such other persons as may be required by LNS to assist it in the performance of its duties under this Agreement;

     (viii) complying with the Procedures Manuals, the Statutes and all other applicable laws and regulations relating to the operation of the LNS Lottery Games on the Rehab Content Site;

     (ix) using all reasonable endeavours to ensure that the operation of the games and financial transactions related thereto proceed without risk of breaches of security, theft or misuse of data, data loss, incorrect recording of events or data, incorrect processing, breaches in copyright, trade mark or service mark, virus propagation and player or third party systems damage;

     (x) designing and implementing all advertising, promotional marketing and sales programs for the LNS Lottery Games and the Rehab Content Site in the manner and to the extent agreed in writing between the parties hereto; and

     (xi) obtaining all licences relating to game software, cash management software (and intellectual property relating to such software) authorisations and third party intellectual property consents necessary to lawfully operate the LNS Lottery Games on the Rehab Content Site other than such licences, authorisations and third party consents relating to Rehab in the Territory.


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3.3  LNS shall maintain proper books of account and records relating to the sale of LNS Lottery Games on the Rehab Content Site and other transactions contemplated herein. Fully completed financial statements in the format requested by Rehab and audited by a professionally qualified and independent third party to be agreed and appointed by the parties prior to the Commencement Date will be given to Rehab in the timescale specified by Rehab in Clause 6.4 herein.

3.4 LNS may only engage sub-suppliers of services (including, but not limited to, software development and money transmission services) in discharge of its duties under this Agreement with the prior consent of Rehab.

3.5 In all their dealings in connection with LNS Lottery Games, LNS shall ensure that its employees and agents shall represent themselves as such and shall not purport to be employees or agents of Rehab or to represent Rehab.

3.6 LNS will be responsible for all costs in connection with the aforementioned duties including, but not limited to, the recurring human resource costs of discharging the aforementioned duties and all recurring communications and administrative costs.

3.7 Without prejudice to any other duties or obligations of LNS under this Agreement in respect of the LNS Website, LNS undertakes to Rehab not to do any of the following without the prior written consent of Rehab;

     (a) amend the form or content of the LNS Website (including, without limitation the Rehab Content Site); and/or

     (b)  amend the form, content, rules or prizes of any LNS Lottery Game;
          and/or

     (c)  introduce or withdraw any LNS Lottery Game.

3.8 LNS acknowledges and agrees with Rehab that in order to maintain compliance with the Statutes, the Rehab Content Site shall contain the rules and regulations pertaining to the "Friends of Rehab" society, the operation of the LNS Lottery Games and the Rehab Disclaimer (as agreed in the Procedures Manuals). LNS further acknowledges and agrees that no Internet user shall be capable of access to the Rehab Content Site until he or she has been registered as a "Friend of Rehab" (as defined in and pursuant to the terms and conditions of the aforesaid rules and regulations) through the Rehab Content Site.

3.9 If the Alladdin Contract terminates or expires LNS shall procure a competent and suitably qualified third party to undertake the services provided by Alladdin under the Alladdin Contract within 10 Business Days of the occurrence of the aforesaid termination or expiry.

3.10 The parties acknowledge and agree that they are, and shall be, the joint owners (on an equal basis) of all of the Gelotto Customer Data (as defined in the Alladdin Contract) and LNS shall not assign, licence, transfer and/or extend any rights or entitlements in the Gelotto Customer Data to any third party (including, without limitation, Alladdin) without the prior written consent of Rehab.


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4.   DUTIES OF REHAB

4.1 Rehab shall use its reasonable endeavours to assist LNS with the marketing and administration of the LNS Lottery Games.

4.2 Rehab shall use its reasonable endeavours to assist LNS with compliance by LNS with all applicable laws and regulations relating to the sale of the LNS Lottery Games on the Rehab Content Site in the Territory and, in particular and without prejudice to the foregoing, the Statutes.

4.3 Rehab will be responsible for all costs in connection with the aforementioned duties.

4.4 Rehab acknowledges that the Internet technologies which will be used in the provision of LNS Lottery Games on the LNS Website shall remain the property of LNS.

5.   CONDITION PRECEDENT

5.1 The obligations of each party under this Agreement shall be subject to the execution of the Data Processing Services Agreement by LNS, Rehab and Alladdin.

5.2 Each of the parties shall take and use their respective reasonable endeavours insofar as it is within their capacity to do so, to ensure that the condition precedent contained in Clause 5.1 are satisfied by within one month of the date of this Agreement or such other date as maybe agreed in writing between the parties (the "COMMENCEMENT DATE").

5.3 If all the conditions precedent contained in Clause 5.1 have not been fulfilled by the Commencement Date then this Agreement shall cease to have any further legal effect and each party shall be released from its obligations under this Agreement without any further action of the parties and neither party shall have any claim or liability to the other in respect thereto.

6.   FINANCIAL PROVISIONS

6.1 All monies wagered by players participating in the LNS Lottery Games on the Rehab Content Site shall be the property of Rehab.

6.2 (i) In accordance with Clause 6.4 and subject to Clause 12 Rehab shall pay the LNS Commission to LNS which shall be:

     (a) Fifty percent of Net Proceeds in respect of each calendar month for each of the first five years from the Commencement Date;

     (b) Forty five percent of the Net Proceeds in respect of each calendar month for each of years six to ten from the Commencement Date,

     and save as otherwise provided herein the Net Proceeds less the LNS Commission shall be for the benefit of Rehab. For the avoidance of doubt, the parties to this Agreement acknowledge and agree that there will be no LNS Commission payable to LNS in respect of an calendar month if the Net Proceeds for that calendar month are a negative amount.


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     (ii) In accordance with Clause 6.4 and subject to Clause 12, Rehab shall pay a monthly fee of (euro)4,235 to LNS for the services provided under Clause 3.2. This fee shall be reviewed annually with the first review arising on the first anniversary of the date of this agreement and any change thereto must be agreed by both parties. Any VAT or other tax charge arising on the fee shall be deemed to be included within the fee and is the sole responsibility of LNS to discharge any such liability to the relevant tax authority. The amount payable under this clause shall be deducted from any commission payable under clause 6.2(i). In the event that the fee exceeds the commission, the excess is due by Rehab to LNS. The fee only accrues and becomes payable from 1st August 2004.

6.3 In accordance with Clause 6.4 Rehab shall pay the LNS Commission to LNS in respect of each calendar month of the term of this Agreement.

6.4 Within 10 Business Days of the expiration of each calendar month, LNS shall send a financial statement to Rehab showing all details of the Gross Proceeds, the Prize Payout, the Cash Management Costs, the Advertising Costs, and the LNS Commission for the preceding calendar month. Rehab will confirm its agreement and acceptance of the financial statement within 10 Business Days of receipt thereof from LNS (the "RECEIPT DATE") and subject to the aforesaid acceptance Rehab shall pay the LNS Commission for the preceding calendar month to LNS within 30 days of the Receipt Date.

6.5 LNS shall maintain all proper books of account and records relating directly or indirectly to the operation of the Rehab Content Site and the LNS Lottery Games and for the term of this Agreement and six years thereafter LNS shall allow Rehab and/or its representatives unrestricted access to such documents and Rehab shall be entitled to conduct audits of the same at any time during the aforesaid term.

6.6 In accordance with Clause 3.3 and within 30 days of the expiration of every twelve month period from the Commencement Date, LNS shall deliver to Rehab an audited financial statement for the previous applicable twelve month period of trading by LNS which, without limitation, shall include certification of each of the previous applicable twelve monthly financial statements referred to in Clause 6.3.

6.7 All sales of LNS Lottery Games by LNS on the Rehab Content Site shall be made on such terms and conditions and at such price as Rehab and LNS May mutually agree from time to time and LNS shall, in the course of dealing with players of LNS Lottery Games, bring to their notice such terms and conditions.

6.8 For the avoidance of doubt any LNS Commission payable by Rehab to LNS shall be deemed to include any value added tax or similar tax charged or chargeable in respect thereof.

7.   INTELLECTUAL PROPERTY

7.1 Subject to the Licence in Clause 2.1 herein nothing in this Agreement shall give LNS any rights in respect of the Intellectual Property of Rehab or any trade names used by Rehab in relation to the Rehab Lottery Games or of the goodwill associated therewith, and LNS hereby acknowledges that it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in Rehab.


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

7.2 LNS shall not use any trade names so resembling the trade names of Rehab as to be likely to cause confusion or deception.

7.3 Rehab shall, during the continuance of this Agreement, at the expense of LNS, take all such steps as LNS may reasonably require to assist LNS in maintaining the validity and enforceability of the intellectual property of LNS.

7.4 Subject to Clause 3.10 nothing in this Agreement shall give Rehab any rights in respect of the Intellectual Property of LNS (being the technical expertise (software and hardware) which LNS and has developed in making the LNS Lottery games available on the LNS Website (and includes the Internet domain name www.gelotto.com) or any technology used by LNS in relation to the sale of LNS Lottery Games on the LNS Website and Rehab acknowledges that it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in LNS.

7.5 For the avoidance of doubt the parties to this Agreement acknowledge and agree that the licence granted by Rehab to LNS pursuant to Clause 2.1 is non-exclusive and that nothing in this Agreement shall preclude Rehab from, inter alia, entering into any Internet and/or Wireless/Mobile Phone operating and/or marketing arrangements and/or agreements with any third party and using all or any of the Brandnames in relation to such arrangements and/or agreements.

8.   CONFIDENTIALITY

8.1 Except as provided by Clause 8.2, LNS shall at all times during the continuance of this Agreement and after its termination:

     (i) keep all Restricted Information confidential and accordingly not disclose any Restricted Information to any other person; and

     (ii) not use any Restricted Information for any purpose other than the performance of its obligations under this Agreement.

8.2 On the written authority of Rehab any Restricted Information may be disclosed by LNS to any governmental or other authority or regulatory body to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to LNS using its best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

9.   FORCE MAJEURE

9.1 If any party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

9.2 Neither of the parties to this Agreement shall be deemed to be in breach of this Agreement, or otherwise be liable to the other party, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party and the time for performance of that obligation shall be extended accordingly.

9.3 If the Force Majeure in question prevails for a continuous period in excess of 30 days, the parties may without prejudice to their rights under Clause 11 enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

10.  INDEMNIFICATION

10.1 LNS hereby agrees on demand to indemnify Rehab and hold Rehab harmless against any costs, claims, demands, causes of action and judgements whatsoever and howsoever arising out of the failure of LNS to comply with any of its obligations under this Agreement including without limitation Clauses 3.2, 3.7, 3.8, 3.9 and 3.10. Without prejudice to the foregoing LNS agrees on demand to indemnify Rehab and hold Rehab harmless against any costs, claims, demands, causes of action and judgments whatever and howsoever arising from, or in connection with, the Alladdin Contract (including, without limitation, any termination thereof) and/or any other contract or arrangement entered into by LNS with any third party relating to the performance obligations and/or liabilities of LNS under this Agreement.

10.2 For the avoidance of doubt Rehab shall not be deemed to be in breach of this Agreement or otherwise liable to LNS by reason of delay in performance or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any delay in performance or non-performance of any provision of the Alladdin Contract by any of the parties thereto and/or any other contract or arrangement entered into by LNS with any third party relating to performance obligations of the parties under this Agreement.

10.3 Prior to entering into this Agreement the parties obtained legal advice as to the legality of operating lottery games on the Internet. Neither party makes any representation to the other as to whether the advice received is correct and neither party shall have any liability whatsoever to the other in the event that arising from an interpretation of the Statutes or any law in any jurisdiction outside of the Territory the sale of the LNS Lottery Games on the LNS Websites is prohibited.

10.4 In the event that arising from an interpretation of the Statutes the operation of lottery games on the Internet is prohibited, or there is any change in the Statutes or in any law in any jurisdiction outside of the Territory which causes such prohibition the parties agree forthwith to enter into discussions to review matters with a view to continuing the operation of this Agreement to the extent legally possible and if the parties are unable to agree amendments to this Agreement this Agreement shall terminate.

11.  ASSIGNMENT AND TRANSFER

11.1 Save as provided in Clause 11.2 neither party shall assign, transfer or otherwise dispose of its rights and obligations pursuant to this Agreement without the prior written consent of the other party such consent not to be unreasonably withheld.

11.2 Each party shall have the right to assign, transfer or otherwise dispose of its rights and obligations pursuant to this Agreement without the prior written consent of the other party, where such assignment, transfer or disposal is made to its holding company, its subsidiary or a subsidiary of its holding company.

12.  COMMENCEMENT AND TERM

12.1 This Agreement shall be deemed to have come into force on the Commencement Date and shall continue, unless or until terminated pursuant to any of the other provisions of this Agreement, for a period of 10 years from that date and shall apply to such LNS Lottery Games which are to be used on the LNS Websites during that period.

12.2 Following expiration of a 9 year period from the Commencement Date this Agreement may be terminated by either party giving twelve months' written notice of termination to the other party.

12.3 Unless otherwise agreed in writing between the parties and provided that the proceeds received by Rehab under this Agreement (less any applicable LNS Commission) for each of years five to ten of this Agreement is equal to or in excess of a sum of US$2,000,000, Rehab shall be required to extend the term of this Agreement for a further period of five years from the tenth anniversary of the Commencement Date.

12.4 Unless otherwise agreed between the parties and provided the Commission payable to Rehab by LNS for each of years 11 to 15 is equal to or in excess of US$3,000,000 Rehab shall be required to extend the term of this Agreement for further period of five years from the fifteenth anniversary of the Commencement Date provided that either party may terminate this Agreement during this period by giving twelve months' written notice of termination to the other party.

13.  SUMMARY TERMINATION

13.1 Without prejudice to Clause 12.1, either party hereto shall have the right to terminate this Agreement by giving notice, having immediate effect, to the other party in the event of the occurrence of any of the following events of default:

     (i) any breach or default (which is incapable of remedy) by the other party in performing its obligations hereunder; or

     (ii) any breach or default (which is capable of remedy) by the other party in performing any obligation hereunder if such breach or default shall have continued unremedied for one month after the sending of a written notice requiring its remedy; or

     (iii) the other party shall become insolvent or shall make an arrangement for the benefit of its creditors, or a voluntary or involuntary petition in bankruptcy or insolvency shall be filed by or against that other party or a receiver, liquidator or examiner of the business of that other party shall be appointed or an attachment shall be levied against the property of that other party and such receivership, liquidation, examination or attachment shall not be dissolved within 15 days from the date thereof; or

     (iv) the other party shall change its legal status without the prior written consent of the first party, such consent not to be unreasonably withheld; or

     (iv)   the other party ceases, or threatens to cease, to carry on business.

13.2 Without prejudice to Clause 12.1 herein, Rehab shall have the right to terminate this Agreement by giving notice, having immediate effect, to LNS in the event of the occurrence of any of the following events of default:

     (i) LNS establish, manage or operate the LNS Website and/or the LNS Lottery Games in any manner which in the opinion of Rehab, prejudices the goodwill and/or reputation of any of the Brandnames or any Group Company;

     (ii) Alladdin (or any other third party with whom LNS has entered into a contract in relation to this Agreement) acts in a manner which, in the opinion of Rehab prejudices the goodwill and/or reputation of any of the Brandnames or any Group Company;

     (iii) the annual proceeds to Rehab are less than $100,000 in any of years two to ten of this Agreement;

     (iv)   LNS commits any breach of Clause 3.7 and/or 3.9;

     (v) LNS commits what, in the opinion of Rehab, constitutes a material breach of this Agreement or the Procedures Manuals; or

     (vi) the Licensing of the Brandnames to LNS and/or the sale of the LNS Lottery Games on the LNS Website is deemed to be prohibited under the Statutes or any law outside the Territory; or

     (vii) the Alladdin Contract is terminated or expires and a competent and suitably qualified replacement for Alladdin is not procured by LNS pursuant to Clause 3.9 of this Agreement.

13.3 The notice of termination, regardless of the cause, shall not relieve the parties hereto of any obligations pending at the time of termination or prejudice any other right or remedy of either party in respect of the breach concerned or any other breach.

14.  CONSEQUENCES OF TERMINATION

14.1 Upon the termination of this Agreement from any cause whatsoever:

     (i)    The Licence shall terminate with immediate effect;

     (ii)   LNS shall immediately remove the Brandnames from the LNS Website;

     (iii) LNS shall cease to seek or accept orders in respect of LNS Lottery Games on the LNS Website;

     (iv) LNS shall refrain from incurring any liability on behalf of Rehab or from in any way pledging or purporting to pledge Rehab's credit or from representing that it has the authority to incur liability or to pledge or purport to pledge Rehab's credit in the manner aforesaid; and

14.2 LNS shall have no claim against Rehab for compensation for loss of agency rights, loss of goodwill or any similar loss.

14.3 Clauses 3.10 and 8 shall continue in force in accordance with their terms.

14.4 Subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other party under this Agreement.

15.  NATURE OF AGREEMENT

15.1 This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matters hereof and supersedes all prior statements, representations, agreements and understandings and incorporates any extension of this Agreement relating to the subject matter hereof.

15.2 This Agreement is personal to the parties hereto, and save as provided in Clause 11 may not, without the prior written consent of the other parties hereto, be assigned, mortgaged, charged or otherwise disposed of by any party.

16.  SEVERABILITY

16.1 If any provision of this Agreement shall be determined to be partially void or unenforceable by any court or body of competent jurisdiction or by virtue of any legislation to which it is subject or by virtue of any other reason whatsoever, it shall be void or unenforceable to that extent only and no further, and the validity and enforceability of any of the other provisions herein shall not be affected thereby. Should any Clause herein be rendered void or unenforceable, whether wholly or in part, Rehab and LNS shall endeavour without delay to attain the economic and/or other result aimed at by the invalid Clause in another legally permissible manner.

16.2 If and to the extent that the Competition Authority indicates that but for the duration, extent or scope of the restrictions in this Agreement it would issue a certificate or grant a licence in respect of this Agreement LNS shall on request by Rehab forthwith in writing agree to the amendments with the minimum variation or modification required so as to give the Agreement the maximum duration extent or scope permissible but so as to procure such certificate or licence.

17.  COMMUNICATIONS

17.1 Notices or other communications given pursuant to this Agreement shall be in writing and shall be sufficiently given:

     (a) if delivered by hand or sent by post to the address and for the attention of the person set forth in this Clause of the party to which the notice or communication is being given or to such other address and for the attention of such other person as such party shall communicate to the party giving the notice or communication; or

     (b) if sent by facsimile to the correct facsimile number of the party to which it is being sent.

17.2 Any notice, or communication, given or sent by post under this Clause, shall be sent by registered post and each person giving a notice or communication by facsimile in accordance with this Clause shall promptly post the original copy to the person to whom the notice or communication was given but the absence of such posting shall not affect the validity of the notice or communication.

17.3 Every notice or communication given in accordance with this Clause shall be deemed to have been received as follows:

     MEANS OF DISPATCH                  DEEMED RECEIVED

     Delivery by hand:                  the day of delivery;

     Post:                              1 Business Day after posting; and

     Facsimile                          when sender receives a completed
                                        transmission sheet or otherwise receives a mechanical confirmation of transmission

     Provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside working hours (being 9 a.m. to 5 p.m. on a Business Day) such notice or other communication shall be deemed to be given or made at the start of working hours on the next Business Day.

17.4 The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to Clause 17.5 are:

     NAME OF PARTY                                 ADDRESS/FAX NO

     Rehab                                         FAO: John McGuire
                                                   Rehab Lotteries Limited
                                                   Rehab House
                                                   Blackhall Court
                                                   Dublin 7
                                                   Fax No: 679 1502

     LNS                                           FAO: Randy Brownell
                                                   G9, Calmount Park
                                                   Ballymount
                                                   Dublin 12
                                                   Fax No: [        ]

17.5 A party shall notify the other of a change to its name, relevant addressee, address or facsimile number for the purposes of Clause 17.4. Such notification shall only be effective on:

     (a) the date specified in the notification as the date on which the change is to take place; or


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

     (b) if no date is specified or the date specified is less than 5 Business Days after the date on which notice is given, the date falling 5 Business Days after notice of any such change has been given.

18.  MISCELLANEOUS

18.1 This Agreement can only be amended by a written instrument signed by a duly authorised representative of each party.

18.2 Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of employer and employee between the parties.

18.3 Nothing in this Agreement precludes Rehab from promoting, marketing, selling and advertising Rehab Lottery Games and or lottery tickets.

18.4 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

18.5 The waiver by Rehab or LNS of any breach of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

19.  APPLICABLE LAW

     This Agreement shall be governed and construed in accordance with the laws of Ireland.

IN WITNESS whereof the parties hereto have executed these presents the day and year first herein written.

PRESENT when the COMMON SEAL
of REHAB NET GAMES LIMITED
was affixed hereto:

                                       -----------------------------------------
                                       Director


                                       -----------------------------------------
                                       Director/Secretary









PRESENT when the COMMON SEAL
of LOTTERY NETWORK SERVICES LIMITED
was affixed hereto:

                                       -----------------------------------------
                                       Director


                                       -----------------------------------------
                                       Director/Secretary


                                                                              17